Exhibit 99.1

Sunovion Pharmaceuticals Inc.
84 Waterford Drive, Marlborough, MA 01752-7010
Tel 508-481-6700

Contacts:

Patrick Gaffey

Executive Director, Corporate Communications

Sunovion Pharmaceuticals Inc.

508-787-4565

patrick.gaffey@sunovion.com

Jennifer Baird

Senior Director, Corporate Communications

Sunovion Pharmaceuticals Inc.

508-787-4109

jennifer.baird@sunovion.com

Sunovion Pharmaceuticals Completes Acquisition of Cynapsus Therapeutics

– Sunovion expands and diversifies its neurology portfolio with addition of a late-stage product candidate in development for OFF episodes associated with Parkinson’s disease –

MARLBOROUGH, Mass. and TORONTO, ON, October 21, 2016—Sunovion Pharmaceuticals Inc. (“Sunovion”) and Cynapsus Therapeutics Inc. (“Cynapsus”) today announced that Sunovion has completed, through its wholly owned subsidiary, Sunovion CNS Development Canada ULC (the “Purchaser”), the previously announced acquisition of Cynapsus (the “Acquisition”).

The Acquisition is aligned with Sunovion’s global strategy to expand and diversify its portfolio in key therapeutic areas, including neurology. Sunovion intends to advance the clinical development program for a novel formulation of apomorphine (“APL-130277”), which is a product candidate designed to be a fast-acting, easy-to-use, sublingual thin film for the on-demand management of OFF episodes associated with Parkinson’s disease (“PD”).

“OFF episodes impair the ability to move and maintain normal activities and are often highly distressing to people with Parkinson’s disease,” said Nobuhiko Tamura, Chairman and Chief Executive Officer, Sunovion. “We look forward to the completion of the clinical development program for the sublingual formulation of apomorphine, which, if approved, will be an important treatment option for OFF episodes associated with Parkinson’s disease. Sunovion’s acquisition of Cynapsus reinforces our vision to lead the way to a healthier world and our commitment to patients who are at the center of everything we do.”

Beneficial holders of common shares (“Shares”) and common share purchase warrants (“Warrants”) of Cynapsus are not required to take any action in respect of the closing of the Acquisition as payment is expected to be credited to the beneficial holders’ intermediary accounts through established procedures. Beneficial securityholders should contact their intermediary if they have any questions regarding this process. Registered holders of Cynapsus securities must submit certificates representing their securities and complete, sign, date and return the Letter of Transmittal sent to them with the other materials for the special meeting of Cynapsus securityholders held on October 13, 2016, in order to receive the consideration to which they are entitled. Registered Cynapsus securityholders who have not yet submitted the certificates for their securities and Letters of Transmittal are encouraged to do so as soon as possible. Any questions regarding payment of consideration for Registered securityholders, including any request for another copy of the Letter of Transmittal, should be directed to TSX Trust Company, via telephone at 1-800-600-5869 (toll free North America) or via email at TMXEInvestorServices@tmx.com.

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In connection with the Acquisition, the Purchaser acquired 13,520,414 Shares and 1,885,452 Warrants, representing 100% of the outstanding Shares and Warrants, respectively. Holders of Shares received US$40.50 (or approximately CAD$53.62) in cash per Share and holders of Warrants received US$40.50 (or approximately CAD$53.62) in cash per Warrant, less the exercise price of such Warrant. The Acquisition values Cynapsus (including all Shares, Warrants and stock options of Cynapsus) at approximately US$635 million (or approximately CAD$841 million). As a result of the Acquisition, Cynapsus has become a wholly-owned subsidiary of Sunovion and the common shares of Cynapsus will cease to be traded on the NASDAQ Stock Market and Toronto Stock Exchange.

The Acquisition was completed by way of a plan of arrangement under the Canada Business Corporations Act (the “Arrangement”). Cynapsus will continue under the laws of the province of British Columbia, following which the Purchaser, Cynapsus and a wholly-owned subsidiary of Cynapsus will amalgamate (the “Amalgamation”). Sunovion will be the sole shareholder of the amalgamated company, to be named Sunovion CNS Development Canada ULC (“Amalco”). Following the Amalgamation, Amalco will distribute substantially all of its assets to Sunovion. The Shares are expected to be delisted from the NASDAQ Stock Market and the Toronto Stock Exchange in due course and Sunovion and Amalco intend to apply for Cynapsus to cease to be a reporting issuer. In addition, as is customary following a transaction of this nature, the directors of Cynapsus resigned following the completion of the Arrangement, and were replaced by the then directors of the Purchaser, who will remain the directors of Amalco.

About APL-130277

APL-130277, a novel formulation of apomorphine, a dopamine agonist, is being developed as a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with Parkinson’s disease (PD). Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but in the United States is currently only approved as a subcutaneous injection. APL-130277 is designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It has been studied in all types of OFF episodes, including morning OFF episodes. APL-130277 is in Phase 3 clinical trials and has not been approved by the U.S. Food and Drug Administration (FDA).

If the ongoing pivotal Phase 3 clinical trials are successful, it is expected that a New Drug Application (NDA) for APL-130277 will be submitted to the U.S. Food and Drug Administration (FDA) during the first half of Fiscal Year 2017 under the abbreviated Section 505(b)(2) regulatory pathway.

About Parkinson’s Disease and OFF Episodes

More than 1 million people in the U.S. and an estimated 4 to 6 million people worldwide suffer from Parkinson’s disease (PD).  PD is a chronic, progressive neurodegenerative disease characterized by motor symptoms, including tremor at rest, rigidity and impaired movement, as well as significant non-motor symptoms, including cognitive impairment and mood disorders. It is the second most common neurodegenerative disease behind Alzheimer’s disease, and PD’s prevalence is increasing with the aging of the population. OFF episodes are a complication of the disease. Up to 40 percent of all people with PD whose symptoms are otherwise managed with ongoing drug therapy experience OFF episodes at least once daily and up to six times daily, with each episode typically lasting between 30 and 120 minutes.[i],[ii]

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About Sunovion Pharmaceuticals Inc. (Sunovion)

Sunovion is a global biopharmaceutical company focused on the innovative application of science and medicine to help people with serious medical conditions. Sunovion’s vision is to lead the way to a healthier world. The company’s spirit of innovation is driven by the conviction that scientific excellence paired with meaningful advocacy and relevant education can improve lives. With patients at the center of everything it does, Sunovion has charted new paths to life-transforming treatments that reflect ongoing investments in research and development and an unwavering commitment to support people with psychiatric, neurological and respiratory conditions. Sunovion’s track record of discovery, development and commercialization of important therapies has included Brovana® (arformoterol tartrate), Latuda® (lurasidone HCI), and most recently Aptiom® (eslicarbazepine acetate).

Headquartered in Marlborough, Mass. Sunovion is an indirect, wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. Sunovion Pharmaceuticals Europe Ltd., based in London, England, and Sunovion Pharmaceuticals Canada Inc., based in Mississauga, Ontario, are wholly-owned direct subsidiaries of Sunovion Pharmaceuticals Inc. Additional information can be found on the company’s web sites: www.sunovion.com, www.sunovion.eu and www.sunovion.ca. Connect with Sunovion on Twitter, LinkedIn, Facebook and YouTube.

About Sumitomo Dainippon Pharma Co., Ltd.

Sumitomo Dainippon Pharma is among the top-ten listed pharmaceutical companies in Japan operating globally in major pharmaceutical markets, including Japan, the United States, China and the European Union. Sumitomo Dainippon Pharma aims to create innovative pharmaceutical products in the Psychiatry & Neurology area and the Oncology area, which have been designated as the focus therapeutic areas. Sumitomo Dainippon Pharma is based on the merger in 2005 between Dainippon Pharmaceutical Co., Ltd., and Sumitomo Pharmaceuticals Co., Ltd. Today, Sumitomo Dainippon Pharma has about 7,000 employees worldwide. Additional information about Sumitomo Dainippon Pharma is available through its corporate website at www.ds-pharma.com.

BROVANA is a registered trademark of Sunovion Pharmaceuticals Inc.

LATUDA is a registered trademark of Sumitomo Dainippon Pharma Co., Ltd.

APTIOM is used under license from BIAL.

Sunovion Pharmaceuticals Inc. is a U.S. subsidiary of Sumitomo Dainippon Pharma Co., Ltd.

© 2016 Sunovion Pharmaceuticals Inc.

About the Purchaser

The Purchaser was formed for the purpose of completing the Acquisition. The Purchaser’s address is 1600 – 925 West Georgia Street, Vancouver, British Columbia V6C 3L2.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies' and members of their senior management team. Forward-looking statements include, without limitation, statements associated with the following: Sunovion’s ability to expand and diversify its portfolio in key therapeutic areas, including neurology; APL-130277’s ability to be a fast-acting, easy-to-use, on-demand treatment option for managing OFF episodes associated with Parkinson’s disease (PD); Sunovion’s ability to advance the clinical development program for APL-130277 and collaborate with the global Parkinson’s disease community to address the significant need for new treatment options; whether APL-130277 will be the first treatment for OFF episodes associated with PD that is administered sublingually (under the tongue); whether APL-130277 will avoid many of the issues associated with the currently available injectable formulation; the timing of the data from the ongoing Cynapsus pivotal Phase 3 clinical trials; and the potential success of the trials and the timing of a New Drug Application (NDA) for APL-130277, if any, to the U.S. Food and Drug Administration (FDA) during the first half of Fiscal Year 2017 under the abbreviated Section 505(b)(2) regulatory pathway. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: the effects of the transaction on relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the companies' control; actual or contingent liabilities; and other risks and uncertainties detailed by Sunovion’s parent company Sumitomo Dainippon Pharma in the Summary of Consolidated Financial Results [Japanese GAAP] (Unaudited) for quarterly earnings. All forward-looking statements are based on information currently available to Sunovion, and Sunovion assumes no obligation to update any such forward-looking statements.

i Denny 1999 J Neurolog Sci, v165, p18-23, table 3.

iiSchrag 2000 Brain v123, p2297-2305

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